Item 77M - DWS Gold & Precious
Metals Fund


On March 1, 2011 (the "Effective
Date"), DWS Gold & Precious
Metals Fund (the "Predecessor
Fund"), a series of DWS Mutual
Funds, Inc., a Massachusetts
business trust (Registration Nos.
033-22059 and 811-05565), was
reorganized into DWS Gold &
Precious Metals Fund (the
"Acquiring Fund"), a corresponding
newly created "shell" series of DWS
Securities Trust, a Massachusetts
business trust (Registration Nos.
002-36238 and 811-02021).  On the
Effective Date, all of the assets and
liabilities of the Predecessor Fund
were transferred to the Acquiring
Fund.  With the exception of the
differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding
Predecessor Fund.

All financial and other relevant
information for the Predecessor Fund
for the six-month period ended April
30, 2011 is reported on the Form N-
SAR filed by the Acquiring Fund for
the same period.
E:\Electronic Working Files\03 - NSAR
\2011\04-30-11\DWS Mutual Funds (shell)
\03-Exhibits\Item 77M MUT.docx